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                                                                    EXHIBIT 10.2

                                 FIRST AMENDMENT
                                     OF THE
        SMURFIT-STONE CONTAINER CORPORATION 1998 LONG-TERM INCENTIVE PLAN
                 (Amended and Restated as of November 23, 1998)

          WHEREAS, Smurfit-Stone Container Corporation (the "Company") maintains the Smurfit-Stone Container Corporation 1998 Long-Term Incentive Plan (the "Plan"); and

          WHEREAS, the Company now considers it desirable to amend the Plan;

     NOW, THEREFORE, pursuant to the power reserved to the Company by
Section 8(a) of the Plan, and by virtue of the authority delegated to the undersigned officer by resolution of the Company's Board of Directors, the Plan is hereby amended, effective as of July 1, 1999, by inserting the following new Section 6(a)(v) to the Plan, immediately following
Section 6(a)(iv) thereof:

               "(v) Restrictions on Cashless Exercise of Options. The Company may make available, in its sole discretion, a special sale and remittance procedure pursuant to which a person exercising an Option concurrently provides irrevocable written instructions (i) to a Company-designated brokerage firm to effect the immediate sale of a portion of the Shares to be received pursuant to the Option, and remit to the Company, out of the sale proceeds available on the settlement date, the minimum amount of funds required to cover the aggregate exercise price payable for the Shares, plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise, and (ii) to the Company to deliver the certificates for the necessary Shares directly to such brokerage firm in order to complete the sale. If the Company makes such a special sale and remittance procedure available, a person exercising an Option may pay the exercise price of the Option with Shares issuable upon exercise of the Option. In all other events, a person exercising an Option may not pay the exercise price of the Option with Shares issuable upon the Option's exercise."


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     IN WITNESS WHEREOF, on behalf of the Company, the undersigned officer has executed this amendment this 1st day of July, 1999.


                                     SMURFIT-STONE CONTAINER CORPORATION



                                     By:  /s/ Craig A. Hunt
                                     Its: Vice President





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